Exhibit 1.01

Conflict Minerals Report

Introduction

Our subsidiaries manufacture, market and sell various specialty chemical product lines, including high-quality specialty paints, infrastructure rehab and repair products, protective coatings, roofing systems, sealants, and adhesives, focusing on the maintenance and improvement needs of the industrial, specialty and consumer markets. Our family of products includes those marketed under brand names such as Ali Industries, API, Bison Innovative Products, Carboline, CAVE, DAP, Day-Glo, Dri-Eaz, Dryvit, Ekspan, Euclid, EUCO, Fibergrate, Fibregrid, Fibrecrete, Flecto, Flowcrete, Grupo PV, Hummervoll, illbruck, Kemtile, Key Resin, Kirker, Mohawk, Nudura, Prime Resins, Rust-Oleum, Specialty Polymer Coatings, Stonhard, Strathmore, TCI, Toxement, Tremco, Tuf-Strand, Universal Sealants, Viapol, Watco and Zinsser. As of May 31, 2022, our subsidiaries marketed products in approximately 170 countries and territories and operated manufacturing facilities in approximately 122 locations in the United States, Argentina, Australia, Belgium, Brazil, Canada, Chile, China, Colombia, France, Germany, India, Italy, Malaysia, Mexico, The Netherlands, New Zealand, Norway, Poland, South Africa, South Korea, Spain, Sweden, Turkey, the United Arab Emirates and the United Kingdom. Approximately 23% of our sales are generated in markets outside of North America through a combination of exports and direct sales in foreign countries. For the fiscal year ended May 31, 2022, we recorded net sales of $6.7 billion.

After evaluating our diverse product lines, we have determined that the products we manufacture that may contain conflict minerals are our carpet/hard surface floor cleaning equipment, structure drying and dehumidifying equipment, and relatively small quantities of our nail polish, industrial wood finishes products, wood protection application systems and assembled applicator systems used for dispensing polyurethanes and epoxies (“Scoped Products”). After conducting a Reasonable Country of Origin Inquiry (“RCOI”) of the relevant direct raw material suppliers of our Scoped Products, and in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (17 CFR 240.13p-1), we are filing this Conflict Minerals Report (“CMR”).

Part I.    Due Diligence

A. RCOI

In compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and its Conflict Minerals provisions (the “Regulations”), we have a Conflict Minerals Policy (our “Policy”), which is publicly available at https://www.rpminc.com/media/1977/conflictmineralspolicy.pdf. Our Policy requires that our subsidiaries identify which of their direct raw material suppliers may have supplied them with material containing one or more conflict minerals during the reporting period (“Relevant Suppliers”). When required, a RCOI, as more fully described below, was conducted and the responses from such Relevant Suppliers were reviewed. Assent Compliance (“Assent”), a third-party provider engaged by RPM International Inc. (“RPM”), facilitated communications to Relevant Suppliers. Assent has specific expertise in “conflict-minerals specific” supply-chain data management. Through Assent, Relevant Suppliers were asked to provide responses consistent with the information sought by the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (the “CMRT”). The CMRT includes questions about each Relevant Supplier’s conflict minerals policy, RCOI, or other due diligence procedures related to conflict minerals sourcing. Furthermore, the CMRT asks Relevant Suppliers to identify known smelters used to process any disclosed conflict minerals. Assent maintained and analyzed the Relevant Suppliers’ responses using data-management software and other information available to it.

B. Due Diligence Conducted on the Scoped Products’ 3TG Minerals Chain of Custody

1.	Framework

We continue to refer to the Organisation for Economic Co-operation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Framework”) and applied that internationally recognized framework to conduct our due diligence efforts. The OECD Due Diligence Framework incorporates RCOI procedures.

2.	Due Diligence Measures Performed

In accordance with the OECD Due Diligence Framework, we incorporated the following measures during our due diligence of the Scoped Products:

a) Policy: Based upon our experience with the Conflict Minerals process used in prior reporting periods and professional guidance received from subject-matter experts, in 2020 we revised our Policy and processes to more effectively identify (i) whether we may have tin, tantalum, tungsten or gold (“3TG Minerals”) in any of our products and (ii) if so, whether any 3TG Minerals contained in our products originated from the Democratic Republic of Congo or adjoining countries (“DRC Region”). We review our Policy each year and revise it when needed. However, we have not substantively changed the aforementioned process since 2020. The Policy applies to each subsidiary. It sets forth the procedures the subsidiary must use to identify 3TG Minerals in its products and facilitate the RCOI process. The Policy is publicly available at https://www.rpminc.com/media/1977/conflictmineralspolicy.pdf.

b) Internal Management Structure: Compliance with the Policy is supervised by RPM’s Legal and Compliance Department. Details regarding other direct management and internal and external communication requirements are described in the Policy which is incorporated herein by reference.

c) Controls, Transparency, Engagement with Suppliers and Customers: Our Policy requires each subsidiary to first identify whether any of its direct raw material suppliers may have provided it with products containing 3TG Minerals during the reporting period. If so, the subsidiary must provide relevant information about that supplier to RPM. Once obtained, RPM forwards the data to Assent to conduct the RCOI and any related due diligence. If 3TG Minerals are identified during Assent’s inquiries, then the subsidiary’s conflict minerals representative coordinates with Assent to review the procedures and further information obtained by Assent. Since the Scoped Products are finished products, and therefore not known to be used as direct raw materials by any of our customers, follow-on engagement with customers was not a factor during the 2022 reporting period.

d) Company Level Grievance Mechanism: Any violation of the Policy may be reported in accordance with The Values & Expectations of 168, which is our Code of Business Conduct and Ethics (our “Code”). Options for disclosure under our Code include, but are not limited to, contacting RPM’s Hotline (where permitted by local law). Additionally, the Policy requires each subsidiary’s conflict minerals representative to report any non-responsive suppliers to RPM. Our Code is publicly available at https://www.rpminc.com/media/1460/codeguidelines.pdf and instructions for contacting the Hotline are available at https://www.rpminc.com/media/2104/hotline-instructions- updated.pdf.

e) Identification and Assessment of Risk in the Supply Chain: Based upon the relatively small number of Scoped Products as compared to the rest of our product lines, as well as the relatively small percentage of the global supply of conflict minerals originating from the DRC Region, we continue to believe that the risk that any suppliers are providing any conflict minerals to us that benefit the conflict in the DRC Region is remote. However, pursuant to our Policy and as part of the RCOI process, Relevant Suppliers are asked to respond to the CMRT questions. These questions are designed to determine whether the Relevant Suppliers in fact provide non-recycled/non-scrap 3TG Minerals to our subsidiaries and, if so, whether those Relevant Suppliers know which smelters processed such 3TG Minerals. Relevant Suppliers are also asked to disclose their conflict-free policies and due diligence procedures. Questions related to smelters and due diligence procedures are required as part of applicable post-RCOI due diligence requirements, and are asked along with the RCOI questions in order to expedite the due diligence process and limit the volume of required communications with any individual supplier.

f) Design to Respond to Identified Risks: Through Assent’s analysis, a Relevant Supplier’s response is identified if it rises to the level that indicates that a 3TG Mineral from the DRC Region could be contained in one of our products. When that occurs, the entirety of the due diligence portion of the questionnaire submitted by the Relevant Supplier is evaluated by Assent, an RPM representative, or the subsidiary’s conflict minerals representative. The Relevant Supplier may be contacted to clarify answers and further identify smelters, the chain of custody of the direct material and to attempt to determine whether any mineral may have benefited the conflict in the DRC Region. Furthermore, in accordance with the Policy, an applicable subsidiary’s management may consider actions designed to mitigate any future risks of non-compliant behavior by any non-responsive supplier.

g) Follow-up with Relevant Suppliers: During the RCOI process, we received written responses from many Relevant Suppliers of direct materials used to manufacture Scoped Products. We followed the due diligence procedures described above with respect to such suppliers. As has been the case previously, a few suppliers identified smelters they believed may have sourced from the DRC Region. However, it was difficult to determine whether the response from these suppliers was product-specific and exclusively covered products purchased by us, or whether the response applied to the full spectrum of products manufactured or sold by such suppliers. In fact, the initial inquiry to each supplier requests CMRTs for all of such supplier’s products. It is only once a smelter is identified as potentially not being conflict free and sourcing from the DRC region that further inquiries are made to determine whether the smelter(s) in question specifically relates to the raw materials purchased by us. In each such case, the supplier was unable to confirm whether the materials we purchased were sourced from the smelter identified as potentially not being conflict free. Therefore, it was not possible for us to determine whether such general declarations of possible sourcing from the DRC Region were connected to any of our Scoped Products.

3.	Independent Private Sector Audit

An independent private sector audit of the due diligence framework conducted by us is not required for this CMR.

4.	Risk Mitigation/Future Due Diligence Measures

To increase efficiency and effectiveness, during this reporting period we used a third-party data gathering and management tools to track and manage the responses provided to our subsidiaries. Assent conducted the RCOI and required due diligence. Only a relatively small number of our products are Scoped Products and the exact number of Scoped Products may increase or decrease each year. As has been historically demonstrated since the 2013 reporting period, gathering and consolidating meaningful, relevant information from suppliers remains difficult and cumbersome. A recurring issue that we continue to attempt to mitigate is that many suppliers are overburdened with the type, detail and number of related inquiries. As a result, they continue to provide general, “company-wide” responses to specific inquiries (i.e., they provide responses that cover all of their products combined, rather than specific responses for the distinct products sold to our subsidiaries). Consequently, these suppliers are often reluctant or unable to address specific questions related to a particular product that our subsidiaries purchased from them. For these suppliers, many of which are distributors and not manufacturers, responses indicating that 3TG Minerals are present and may have come from the DRC Region are not helpful in identifying whether any one or more of the materials they supplied to us contains 3TG Minerals. In effect, these suppliers “over report” the existence of 3TG Minerals and often identify smelters that may have no connection to direct raw materials we purchased. We continue to educate the purchasing representatives from our subsidiaries to facilitate improvements in our suppliers’ responses. However, in some instances these suppliers are not located within the United States and may feel the law does not apply to them, are not manufacturers, deal with hundreds of suppliers and manufacturers themselves, and/or are unfamiliar with the reporting obligations of U.S. publicly traded companies.

Part II. Information Known Regarding Chain of Custody of Scoped Products

As a result of the due diligence conducted on the Scoped Products as described in Part I, the following relevant information is provided:

A. 3TG Minerals: Tin, Tantalum, Tungsten, and Gold were all identified by Relevant Suppliers.

B. Smelters and Origin: Smelters Identified to by Relevant Suppliers. 1

Gold	8853 S.p.A.	ITALY
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA

[1]

Assent provided relevant Smelter Validation Reports and under those reports it identified what it categorizes as “non- legitimate” entries which are defined as “entries that have not been verified to be legitimate smelters/refiners or legitimate data.” Smelter entries provided by our suppliers to Assent that are categorized as non-legitimate entries are not listed in this CMR.

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L’Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM
Tin	Thaisarco	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA